Exhibit 99.1

LUMINEX CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 2015 RESULTS

AUSTIN, Texas (February 1, 2016) - Luminex Corporation (NASDAQ:LMNX) today announced financial results for the fourth quarter and year ended December 31, 2015. Financial and operating highlights for the fourth quarter and full year 2015 include the following:

•	Consolidated fourth quarter revenue of $60.4 million, a 4 percent increase compared to the fourth quarter of 2014; full-year 2015 revenue was $237.7 million, a 5 percent increase over 2014.

•	Fourth quarter assay revenue of $26.9 million, a 12 percent increase over the fourth quarter of 2014; full-year 2015 assay revenue of $101.2 million, a 15 percent increase over 2014.

•	Fourth quarter system revenue of $8.5 million, a 24 percent increase over the fourth quarter of 2014; full-year 2015 system revenue of $30.7 million, a 5 percent increase over 2014.

•
GAAP net income for the fourth quarter and full-year of 2015 was $20.4 million and $36.9 million, or $0.47 and $0.86 per diluted share, respectively. Non-GAAP net income for the fourth quarter and full-year 2015 was $24.1 million and $54.5 million, or $0.56 and $1.28 per diluted share, respectively (see Non-GAAP reconciliation).

•	Expanded full-year 2015 operating margins to 16% from 12% in 2014 as a result of both increased revenues and significant expense control.

•	Cash and short and long-term investments at quarter’s end totaled approximately $148 million, an increase of approximately $40 million compared with year-end 2014.

•	In December, Luminex announced the Company had received FDA Clearance for NxTAG® Respiratory Pathogen Panel.

“In 2015, Luminex achieved all of its major product development and regulatory milestones, including FDA clearances of the NxTAG RPP assay, the ARIES® sample to answer molecular system, and the ARIES® HSV1&2 assay, as well as our initial goal of placing 30 ARIES® systems. We generated solid financial results for the year, achieving record revenue of $238 million, gross margins of 71% and generated over $40 million of cash flow,” said Homi Shamir, President and Chief Executive Officer of Luminex. “Moving forward, we will continue to leverage our balanced business model and strong financial position to accelerate future revenue and earnings growth. In addition, we are focused on executing a successful market introduction of ARIES®, which we anticipate will accelerate over time with the expansion of available ASR products and FDA clearance for additional assays. In addition, we continue to make good progress with our next-generation ARIES® chemistry and expect to have a first assay enter clinical trials in the second half of 2017. With exciting new products on the market and strong cash flow, we are excited to build on our solid performance in 2015. We look forward to another successful year ahead.”

REVENUE SUMMARY
(in thousands, except percentages)

	Three Months Ended
	December 31,		Variance
	2015	2014	($)	(%)
	(unaudited)

System sales	$8,547	$6,872	$1,675	24%
Consumable sales	10,568	10,779	(211)	-2%
Royalty revenue	9,489	10,194	(705)	-7%
Assay revenue	26,893	24,051	2,842	12%
All other revenue	4,952	6,210	(1,258)	-20%
	$60,449	$58,106	$2,343	4%

	Twelve Months Ended
	December 31,		Variance
	2015	2014	($)	(%)
	(unaudited)

System sales	$30,676	$29,200	$1,476	5%
Consumable sales	43,282	48,300	(5,018)	-10%
Royalty revenue	41,513	39,409	2,104	5%
Assay revenue	101,216	87,653	13,563	15%
All other revenue	21,021	22,421	(1,400)	-6%
	$237,708	$226,983	$10,725	5%

Additional Financial Highlights:

•	Infectious disease assay sales were approximately 69 percent of total assay sales for the fourth quarter and genetic testing assays were 31 percent.

•	Royalty revenues reflect total royalty-bearing end-user sales for the quarter of $9.5 million.

•	Consolidated gross profit margin was 72 percent for the fourth quarter, and 71 percent for the full year 2015.

•	263 multiplexing analyzers were shipped during the quarter, which included 78 MAGPIX® systems, 137 LX systems, and 48 FLEXMAP 3D® systems.

•	Days sales outstanding (DSO) was 44 days at quarter-end.

FINANCIAL OUTLOOK AND GUIDANCE

The Company intends to provide annual revenue guidance, to be updated, as appropriate, at each quarterly reporting period. Guidance for fiscal 2016 is as follows:

•	The Company expects fiscal 2016 revenue to be between $245 million and $255 million.

•	The company anticipates first quarter 2016 revenue to be between $60 million and $62 million.

CONFERENCE CALL

Management will host a conference call at 3:30 p.m. CST/4:30 p.m. EST, Monday, February 1, 2016 to discuss the operating highlights and financial results for the fourth quarter and year ended December 31, 2015. The conference call will be webcast live and may be accessed at Luminex Corporation’s website at http://www.luminexcorp.com. Simply log on to the web at the address above, go to the Company section and access the Investor Relations link. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio/video software. If you are unable to participate during the live webcast, the call will be archived for six months on the website using the ‘replay’ link.

Luminex develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry. The Company’s xMAP system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets. The Company’s xMAP technology is sold worldwide and is in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex or xMAP can be obtained on the Internet at http://www.luminexcorp.com.

Statements made in this release that express Luminex’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. Forward-looking statements in this release include statements regarding: the expansion of our installed base of multiplexing systems; the development progress of our pipeline products, including ARIES® and NxTAG products, market acceptance of our products, including instruments, consumables and assays, regulatory clearance of our products; the ability of our investment in current initiatives and new products to drive long-term value for our shareholders; and, projected 2016 performance, including revenue guidance. The words "believe," "expect," "intend," "estimate," "anticipate," "will," "could," "should" and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company’s actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex’s actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex’ products and technology in development, including ARIES® and NxTAG products, the uncertainty relating to increased focus on direct sales to the end user, dependence on strategic partners for development, commercialization and distribution of products, concentration of Luminex’ revenue in a limited number of direct customers and strategic partners, some of which may be experiencing decreased demand for their products utilizing or incorporating Luminex’ technology, budget or finance constraints in the current economic environment, or periodic variability in their purchasing patterns or practices as a result of material resource planning challenges, the timing of and process for regulatory approvals, the impact of the ongoing uncertainty in global finance markets and changes in governmental funding, including its effects on the capital spending policies of Luminex’ partners and end users and their ability to finance purchases of Luminex’ products, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle, fluctuations in bulk purchases of consumables, fluctuations in product mix, and the seasonal nature of some of Luminex’ assay products, Luminex’ ability to obtain and enforce intellectual property protections on Luminex’ products and technologies, risks and uncertainties associated with implementing Luminex’ acquisition strategy, including Luminex’ ability to obtain financing, Luminex’ ability to integrate acquired companies or selected assets into Luminex’ consolidated business operations, and the ability to recognize the benefits of Luminex’ acquisitions, reliance on third party distributors for distribution of specific Luminex-developed and manufactured assay products, Luminex’ ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels, changes in principal members of Luminex’ management staff, potential shortages, or increases in costs, of components or other disruptions to Luminex’ manufacturing operations, competition and competitive technologies utilized by Luminex’ competitors, Luminex’ ability to successfully launch new products in a timely manner, Luminex’ increasing dependency on information technology to enable Luminex to improve the effectiveness of Luminex’ operations and to monitor financial accuracy and efficiency, the implementation, including any modification, of Luminex’ strategic operating plans, the uncertainty regarding the outcome or expense of any litigation brought against or initiated by Luminex, and risks relating to Luminex’ foreign operations, including fluctuations in exchange rates, tariffs, customs and other barriers to importing/exporting materials and products in a cost effective and timely manner; difficulties in accounts receivable collections; the burden of monitoring and complying with foreign and international laws and treaties; and the burden of complying with and change in international taxation policies, as well as the risks discussed under the heading "Risk Factors" in Luminex’s Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission. The forward-looking statements, including the financial guidance and 2016 outlook, contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

LUMINEX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2015	2014
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$128,546	$91,694
Short-term investments	11,988	—
Accounts receivable, net	28,853	28,272
Inventories, net	31,252	36,616
Deferred income taxes	—	12,203
Prepaids and other	8,887	8,235
Total current assets	209,526	177,020
Property and equipment, net	47,796	39,945
Intangible assets, net	52,482	56,382
Deferred income taxes	31,821	15,400
Long-term investments	7,459	15,975
Goodwill	49,619	49,619
Other	3,853	3,185
Total assets	402,556	357,526
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,868	$11,841
Accrued liabilities	15,152	14,118
Deferred revenue	4,212	4,407
Total current liabilities	27,232	30,366
Deferred revenue	2,064	2,297
Other	4,724	4,869
Total liabilities	34,020	37,532
Stockholders' equity:
Common stock	42	42
Additional paid-in capital	321,657	309,424
Accumulated other comprehensive loss	(1,296)	(744)
Retained earnings	48,133	11,272
Total stockholders' equity	368,536	319,994
Total liabilities and stockholders' equity	$402,556	$357,526

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(unaudited)		(unaudited)

Revenue	$60,449	$58,106	$237,708	$226,983
Cost of revenue	17,043	15,365	69,001	67,131
Gross profit	43,406	42,741	168,707	159,852
Operating expenses:
Research and development	10,942	10,416	42,690	43,135
Selling, general and administrative	23,020	20,947	84,760	82,785
Amortization of acquired intangible assets	1,445	964	3,900	3,913
Restructuring costs	—	229	—	1,882
Total operating expenses	35,407	32,556	131,350	131,715
Income from operations	7,999	10,185	37,357	28,137
Interest expense from long-term debt	—	—	—	(6)
Other income, net	23	(11)	987	(46)
Settlement of litigation	2,000	—	(5,300)	—
Income before income taxes	10,022	10,174	33,044	28,085
Income tax expense	10,355	12,628	3,817	10,958
Net income	$20,377	$22,802	$36,861	$39,043
Net income per share, basic	$0.48	$0.55	$0.88	$0.94
Shares used in computing net income per share, basic	42,241	41,744	42,091	41,558
Net income per share, diluted	$0.47	$0.54	$0.86	$0.93
Shares used in computing net income per share, diluted	42,923	42,401	42,637	42,156

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income	$20,377	$22,802	$36,861	$39,043
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,011	3,270	13,744	14,205
Stock-based compensation	3,087	2,496	10,855	9,548
Deferred income tax benefit	(11,831)	(7,501)	(5,624)	(8,549)
Excess income tax (benefit) expense from employee stock-based awards	(1,015)	1,028	(10)	(287)
Loss (gain) on sale or disposal of assets	1,128	(50)	385	181
Non-cash restructuring charges	—	448	—	2,836
Other	(124)	13	(252)	(347)
Changes in operating assets and liabilities:
Accounts receivable, net	(2,695)	(1,778)	(594)	1,964
Inventories, net	(1,938)	(3,581)	5,476	(7,046)
Other assets	661	(2,096)	(968)	(2,888)
Accounts payable	(1,407)	1,719	(3,943)	841
Accrued liabilities	3,354	157	276	564
Deferred revenue	(215)	(867)	(427)	(814)
Net cash provided by operating activities	13,393	16,060	55,779	49,251
Cash flows from investing activities:
Purchases of available-for-sale securities	(7,488)	(8,003)	(7,488)	(18,999)
Sales and maturities of available-for-sale securities	4,000	—	4,000	7,509
Purchase of property and equipment	(3,407)	(5,283)	(18,706)	(17,078)
Proceeds from sale of assets	—	54	893	98
Acquired technology rights	—	—	(852)	(64)
Net cash used in investing activities	(6,895)	(13,232)	(22,153)	(28,534)
Cash flows from financing activities:
Payments on debt	—	—	—	(1,621)
Proceeds from employee stock plans and issuance of common stock	1,428	939	3,118	4,746
Excess income tax (benefit) expense from employee stock-based awards	1,015	(1,028)	10	287
Net cash provided by (used in) financing activities	2,443	(89)	3,128	3,412
Effect of foreign currency exchange rate on cash	52	(168)	98	(359)
Change in cash and cash equivalents	8,993	2,571	36,852	23,770
Cash and cash equivalents, beginning of period	119,553	89,123	91,694	67,924
Cash and cash equivalents, end of period	$128,546	$91,694	$128,546	$91,694

LUMINEX CORPORATION
NON-GAAP RECONCILIATION
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(unaudited)		(unaudited)

Income from operations	$7,999	$10,185	$37,357	$28,137
Stock-based compensation	3,087	2,496	10,855	9,548
Amortization of acquired intangible assets	1,445	964	3,900	3,913
Costs associated with legal proceedings	(14)	578	616	3,206
Severance costs	107	243	391	1,230
Restructuring costs	—	448	—	3,100
Adjusted income from operations	$12,624	$14,914	$53,119	$49,134
Interest expense from long-term debt	—	—	—	(6)
Other income, net	23	(11)	987	(46)
Gain on sale of cost method equity investment	—	—	(892)	—
Income tax expense	10,355	12,628	3,817	10,958
Income tax effect of above adjusting items	1,049	(1,507)	(2,539)	(3,156)
Income tax benefit from intercompany debt cancellation	—	(18,046)	—	(19,040)
Adjusted net income	$24,051	$7,978	$54,492	$37,844
Adjusted net income per share, basic	$0.57	$0.19	$1.29	$0.91
Shares used in computing adjusted net income per share, basic	42,241	41,744	42,091	41,558
Adjusted net income per share, diluted	$0.56	$0.19	$1.28	$0.9
Shares used in computing adjusted net income per share, diluted	42,923	42,401	42,637	42,156

The Company makes reference in this release to “non-GAAP operating income” and “non-GAAP net income” which excludes stock-based compensation expense, amortization of acquired intangible assets and the impact of costs associated with legal proceedings, which are unpredictable and can vary significantly from period to period and certain other recurring and non-recurring expenses. The Company believes that excluding these items and their related tax effects from its financial results reflects operating results that are more indicative of the Company’s ongoing operating performance while improving comparability to prior periods, and, as such may provide investors with an enhanced understanding of the Company’s past financial performance and prospects for the future. In addition, the Company’s management uses such non-GAAP measures internally to evaluate and assess its core operations and to make ongoing operating decisions. This information is not intended to be considered in isolation or as a substitute for income from operations, net income, net income per share or expense information prepared in accordance with GAAP.

-END-